As Filed with the Securities Exchange Commission on December 19, 2007

Registration No. 333-119612

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 9 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WORLD MONITOR TRUST III

WMT III SERIES G/J TRADING VEHICLE LLC

(Rule 140 Co-Registrant No. 1)

WORLD MONITOR TRUST III – SERIES G

(Rule 140 Co-Registrant No. 4)

WORLD MONITOR TRUST III – SERIES J

(Rule 140 Co-Registrant No. 7)

(Exact name of registrant as specified in its charter)

Delaware (State of Organization)	6799 (Primary Standard Industrial Classification Number)	20-1697966 (Registrant) 20-2469369 (Co-Registrant No. 1) 20-1697966 (Co-Registrant No. 4) 20-2446281 (Co-Registrant No. 7) (I.R.S. Employer Identification Number)

c/o Preferred Investment Solutions Corp.

900 King Street, Suite 100

Rye Brook, New York 10573

(914) 307-7000

(Address, including zip code, and telephone number

including area code, of registrant’s principal

executive offices)

Lawrence S. Block, Esq.

c/o Preferred Investment Solutions Corp.

900 King Street, Suite 100

Rye Brook, New York 10573

(914) 307-7020

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies to:

Fred M. Santo, Esq.

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, New York 10022

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Deregistration of Securities

This Post-Effective Amendment No. 9 to the Registration Statement on Form S-1 (Commission File No. 333-119612) is being filed solely for the purpose of de-registering the units of beneficial ownership of Series G that remain unsold as of the date hereof.

On October 8, 2004, World Monitor Trust III, a Delaware Statutory Trust, filed a Registration Statement on Form S-1 (Commission File No. 333-119612), referred to in this document as the Registration Statement, which was amended by pre-effective amendments filed on December 30, 2004, March 14, 2005 and March 29, 2005 to register the following units of beneficial ownership (“Units”): 375,000 Series G, Class I Units; 125,000 Series G, Class II Units; 375,000 Series H, Class I Units; 125,000 Series H, Class II Units; 187,500 Series I, Class I Units; 62,500 Series I, Class II Units; 2,812,500 Series J, Class I Units; and 937,500 Series J, Class II Units. The Registration Statement was declared effective on March 31, 2005.

On April 24, 2007, World Monitor Trust III filed Post-Effective Amendment No. 7 to the Registration Statement de-registering the following Units that remained unsold under the Registration Statement: 361,367.3367 Series H, Class I Units; 119,742.5405 Series H, Class II Units; 184,326.3859 Series I, Class I Units; and 62,500.0000 Series I, Class II Units.

In accordance with the undertaking contained in the Registration Statement pursuant to item 512(a)(3) of Regulation S-K, World Monitor Trust III respectfully requests that as of December 31, 2007, the Securities and Exchange Commission remove from registration the following Units that remain unsold under the Registration Statement: 15,721.93307 Series G, Class I Units; and 12,937.2526 Series G, Class II Units.

Accordingly, World Monitor Trust III hereby de-registers the following Units that remain unsold under the Registration Statement: 15,721.93307 Series G, Class I Units; and 12,937.2526 Series G, Class II Units.

[Remainder of page left blank intentionally.]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Post-Effective Amendment No. 9 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in The County of Westchester in the State of New York on the 19 day of December, 2007.

WORLD MONITOR TRUST III – SERIES G

By:	Preferred Investment Solutions Corp., managing owner

	By:	/s/ MARC S. GOODMAN
	Name:	Marc S. Goodman
	Title:	Co-Chief Executive Officer

WORLD MONITOR TRUST III – SERIES J

By:	Preferred Investment Solutions Corp., managing owner

	By:	/s/ MARC S. GOODMAN
	Name:	Marc S. Goodman
	Title:	Co-Chief Executive Officer

WMT III SERIES G/J TRADING VEHICLE LLC

By:	World Monitor Trust III – Series G and World Monitor Trust III – Series J, its members

	By:	Preferred Investment Solutions Corp., managing owner

	By:	/s/ MARC S. GOODMAN
	Name:	Marc S. Goodman
	Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 9 to the Registration Statement on Form S-1 has been signed below by the following persons on behalf of the Managing Owner of the Registrant in the capacities and on the date indicated.

	Signature	Title with Registrant	Date

	/s/ KENNETH A. SHEWER Kenneth A. Shewer	Chairman and Co-Chief Executive Officer (Principal Executive Officer)	December 19, 2007

	/s/ MARC S. GOODMAN Marc S. Goodman	President and Co-Chief Executive Officer (Principal Executive Officer)	December 19, 2007

	/s/ ESTHER E. GOODMAN Esther E. Goodman	Chief Operating Officer and Senior Executive Vice President	December 19, 2007

	/s/ DAVID K. SPOHR David K. Spohr	Senior Vice President and Director of Fund Administration (Principal Financial/Accounting Officer)	December 19, 2007

(Being principal executive officer, the principal financial and accounting officer and a majority of the directors of Preferred Investment Solutions Corp.)

PREFERRED INVESTMENT SOLUTIONS CORP.
Managing Owner Of Registrants

By:	/s/ MARC S. GOODMAN
Marc S. Goodman
	Co-Chief Executive Officer		December 19, 2007